UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 13, 2022

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2022, Pebblebrook Hotel Trust (the “Company”), as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “Operating Partnership”), and certain subsidiaries of the Operating Partnership, as guarantors, entered into that certain Fifth Amended and Restated Credit Agreement with Bank of America, N.A. (“BofA”), as administrative agent and L/C issuer, and certain other lenders named therein (the “Primary Credit Agreement”). The Primary Credit Agreement provides for a $650 million unsecured revolving credit facility and three $460.0 million unsecured term loan facilities. U.S. Bank National Association (“USB”) is syndication agent; Capital One, National Association, PNC Bank, National Association, TD Bank, N.A., Truist Bank, and Wells Fargo Bank, National Association are documentation agents; Raymond James Bank, Regions Bank and Sumitomo Mitsui Banking Corporation are senior managing agents; Capital One, National Association, PNC Capital Markets LLC, TD Bank, N.A., Truist Securities, Inc., U.S. Bank National Association, Wells Fargo Securities, LLC and BofA Securities, Inc. (“BofA Securities”) are joint lead arrangers; and BofA Securities is sole bookrunner under the Primary Credit Agreement. The Primary Credit Agreement amends and restates in its entirety that certain Fourth Amended and Restated Credit Agreement, dated as of October 13, 2017, among the Company, the Operating Partnership, BofA and certain other lenders named therein, as amended through December 9, 2021 (the “Fourth Amended and Restated Credit Agreement”).

Pursuant to the Primary Credit Agreement, the Company and certain subsidiaries of the Company guarantee to the lenders thereunder all of the financial obligations (including indebtedness, capital leases and guarantees) of the Operating Partnership and each other guarantor. From time to time, the Operating Partnership may be required to cause additional subsidiaries to become guarantors under the Primary Credit Agreement.

The Primary Credit Agreement provides a $2.03 billion unsecured borrowing capacity, composed of a $650 million unsecured revolving credit facility, which matures on October 13, 2026, and a three $460 million unsecured term loan facilities, which mature on October 13, 2024, October 13, 2025 and October 13, 2027, respectively. Subject to certain terms and conditions set forth in the Primary Credit Agreement, the Operating Partnership (i) may request additional lender commitments under any of the four facilities of up to an additional aggregate of $970 million (for a maximum aggregate borrowing capacity under the Primary Credit Agreement of $3.0 billion) and (ii) may elect, for an additional fee, to extend the maturity date of the revolving credit facility by six months once or twice, for a maximum maturity date of October 13, 2027.

All borrowings under the $650 million unsecured revolving credit facility will bear interest at a rate per annum equal to, at the option of the Company, (i) Secured Overnight Financing Rate (“SOFR”) plus 0.10% (the “SOFR Adjustment”) plus a margin that is based upon the Company’s leverage ratio or (ii) the Base Rate (which is defined as the greatest of the rate of interest as publicly announced from time to time by BofA as its prime rate, the Federal Funds Rate plus 0.50%, Term SOFR plus the SOFR Adjustment plus 1.00%, and 1.00%) plus a margin that is based on the Company’s leverage ratio. The Primary Credit Agreement also permits the issuance of letters of credit, which will bear interest at a rate equal to that borne by balances on the revolving credit facility. The margins for revolving credit facility loans range in amount from 1.45% to 2.50% for SOFR-based loans and 0.45% to 1.50% for Base Rate-based loans, depending on the Company’s leverage ratio.

In addition to the $650 million unsecured revolving credit facility, the Primary Credit Agreement also provides for three $460 million unsecured term loan facilities. On October 13, 2022, the Operating Partnership borrowed the full $1.38 billion in term loans under the Primary Credit Agreement. Borrowings under the term loan facilities will bear interest at a rate per annum equal to, at the option of the Company, (i) SOFR plus the SOFR Adjustment plus a margin that is based upon the Company’s leverage ratio or (ii) the Base Rate plus a margin that is based on the Company’s leverage ratio. The margins for term loans range in amount from 1.40% to 2.45% for SOFR-based loans and 0.40% to 1.45% for Base Rate-based loans, depending on the Company’s leverage ratio.

There are no prepayment penalties under the Primary Credit Agreement.

If the Company or the Operating Partnership attains an investment-grade debt rating from either Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, a subsidiary of S&P Global, Inc. (“S&P”), the Company may elect to convert the pricing structure under the Primary Credit Agreement to be based on such rating. In that event, the margins for revolving credit facility loans will range in amount from 0.725% to 1.40% for SOFR-based loans and 0.00% to 0.40% for Base Rate-based loans, depending on such rating. The margins for term loans will range in amount from 0.80% to 1.60% for SOFR-based loans and 0.00% to 0.60% for Base Rate-based loans, depending on such rating. In either case, borrowings under the revolving credit facility will also incur a facility fee in an amount from 0.125% to 0.30% depending on such rating.

In addition to the interest payable on amounts outstanding under the Primary Credit Agreement, the Company is required to pay an amount equal to 0.20% of the unused portion of the revolving credit facility if the aggregate usage of the such facility is greater than or equal to 50% of such facility and 0.30% if the average usage of such facility is less than 50% of such facility.

The Company’s ability to borrow under the Primary Credit Agreement is subject to its ongoing compliance with a number of customary financial and other covenants, including:

•a maximum leverage ratio of 7.25:1.00 (but until the Operating Partnership’s outstanding senior unsecured notes are paid off or the note purchase and guarantee agreement governing such notes is amended to provide for such maximum leverage ratio, it will be 6.75:1.00 (or up to 7.00:1.00 for up to four consecutive quarters one time during the term of the agreement));

•a maximum secured recourse debt ratio of 5% (or up to 10% for up to four consecutive quarters one time during the term of the agreement);

•a maximum percentage of secured debt to total asset value of 45%;

•a minimum fixed charge coverage ratio of 1.50:1.00;

•a maximum unsecured interest coverage ratio of 2.0:1.0;

•a minimum tangible net worth; and

•a maximum ratio of unsecured debt to total unencumbered asset value of 60% (or 65% for up to three consecutive quarters up to three non-consecutive times during the term of the agreement).

The Primary Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Primary Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the lenders under the agreement to exercise all rights and remedies available to them with respect to the collateral.

The foregoing summary of the material provisions of the Primary Credit Agreement is not complete and is qualified in its entirety by reference to the copy of the Primary Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

As of October 13 2022, under the $650 million unsecured revolving credit facility the Company had no outstanding borrowings and $12.7 million of outstanding letters of credit.

In connection with entering into the Primary Credit Agreement, prior notes evidencing term loans having an aggregate outstanding balance of $1.4067 billion were canceled and the Operating Partnership executed new notes evidencing three $460 million term loans, evidencing an aggregate outstanding balance of $1.38 billion, allocated among the lenders of the Primary Credit Agreement in accordance with the terms of such credit agreement, in effect extending their maturities.

The cancellation of prior notes included notes evidencing a $300.0 million term loan that was outstanding under the Fourth Amended and Restated Credit Agreement; a $996.7 million term loan that was outstanding under a Credit Agreement, dated as of October 31, 2018, among Pebblebrook Hotel L.P., as the borrower, Pebblebrook Hotel Trust, as the parent REIT and a guarantor, certain subsidiaries of the borrower, as guarantors, Bank of America, N.A., as administrative agent, and the other lenders party thereto, as amended through December 9, 2021; and a $110 million term loan that was outstanding under a Credit Agreement, dated as of October 13, 2017, among the Operating Partnership, the Company, certain subsidiaries of the Operating Partnership, Capital One, National Association, as administrative agent, and the other lenders party thereto, as amended through December 9, 2021. These three term loans were paid off in full on October 13, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Primary Credit Agreement, and the Credit Facility and term loans made thereunder, is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On October 13, 2022, the Company issued a press release announcing the Company’s refinancing made in connection with entering into the agreement described under Item 1.01 of this Current Report on Form 8-K. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release regarding refinancing of credit facilities issued October 14, 2022.
10.1	Fifth Amended and Restated Credit Agreement, dated as of October 13, 2022, among the Operating Partnership, as the borrower, the Registrant, as the parent REIT and a guarantor, certain subsidiaries of the borrower, as guarantors, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

October 14, 2022	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary